Exhibit 99.1

PRESS RELEASE

For Immediate Release

BANK OF THE CAROLINAS CORPORATION REPORTS

EFFECTIVENESS OF RESALE REGISTRATION STATEMENT

MOCKSVILLE, NORTH CAROLINA, December 20, 2014 - Bank of the Carolinas Corporation (OTCQB: BCAR) today reported that the Securities and Exchange Commission declared effective the company’s registration statement on Form S-1 relating to the resale of up to 458,132,991 shares of the company’s common stock by certain selling stockholders. The company registered these shares to satisfy contractual commitments it made in connection with a private placement on July 16, 2014 of approximately $45.8 million in common stock to certain institutional investors and other accredited investors.

The resale registration statement, while effective, allows selling stockholders to publicly resell their shares of BCAR common stock, subject to the satisfaction by selling stockholders of the prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with any such resale. The selling shareholders will sell at prevailing market prices or privately negotiated prices. The company will not receive any proceeds from any sales by selling stockholders.

The offering of these securities by selling security holders may only be made by means of a prospectus. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. The registration statement may be accessed through the SEC’s website at www.sec.gov. A copy of the prospectus related to the offering may be obtained from Bank of the Carolinas Corporation, 135 Boxwood Village Drive, Mocksville, NC 27028, or by calling (336) 751-5755.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the company’s securities.

Bank of the Carolinas Corporation is the holding company for Bank of the Carolinas, a North Carolina chartered bank headquartered in Mocksville, NC with offices in Advance, Asheboro, Concord, Harrisburg, Landis, Lexington and Winston-Salem. The common stock of the Company is quoted under the symbol “BCAR” on the OTCQB marketplace operated by OTC Markets Group Inc.

For further information contact:

Stephen R. Talbert

President and Chief Executive Officer

Bank of the Carolinas Corporation

(336) 751-5755

DISCLOSURES ABOUT FORWARD LOOKING STATEMENTS

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the SEC’s Internet website at www.sec.gov. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “feels,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of forward-looking statements include, but are not limited to (a) pressures on our earnings, capital and liquidity resulting from current and future conditions in the credit and capital markets, (b) continued or unexpected increases in nonperforming loans and credit losses in our loan portfolio, (c) continued adverse conditions in the economy and in the real estate market in our banking markets (particularly those conditions that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of collateral that secures our loans), (d) the financial success or changing strategies of our customers, (e) actions of government regulators, or change in laws, regulations or accounting standards, that adversely affect our business, (f) changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold, (g) changes in competitive pressures among depository and other financial institutions or in our ability to compete effectively against other financial institutions in our banking markets, and (h) other developments or changes in our business that we do not expect. Although we believe that the expectations reflected in the forward-looking statements included in this press release are reasonable, they represent our management’s judgments only as of the date they are made, and we cannot guarantee future results, levels of activity, performance or achievements. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.